As filed with the U.S. Securities and Exchange Commission on April 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Skillsoft Corp.

(Exact name of registrant as specified in its charter)

Delaware	83-4388331
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Innovative Way, Suite 2210

Nashua, NH 03062

(Address of principal executive offices) (Zip Code)

Skillsoft Corp. 2020 Omnibus Incentive Plan

(Full titles of the plan)

Richard Walker

Chief Financial Officer

300 Innovative Way, Suite 2210

Nashua, NH 03062

(603) 821-3902

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Kathleen Wechter Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, NY 10019-9710 (212) 836-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Skillsoft Corp. (the “Registrant” or the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) for the purpose of registering 667,340 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share, that may be issued to participants under the Company’s 2020 Omnibus Incentive Plan, as amended by the First Amendment to Skillsoft Corp. 2020 Omnibus Incentive Plan (the “2020 Plan”). The Shares are being registered in addition to (a) 13,105,902 shares registered on that registration statement on Form S-8 filed with the SEC on August 17, 2021 (File No. 333-258867); (b) 10,211,499 shares registered on that registration statement on Form S-8 filed with the SEC on May 24, 2022 (File No. 333-265182); (c) 12,353,687 shares registered on that registration statement on Form S-8 filed with the SEC on April 14, 2023 (File No. 333-271269); (d) 579,647 shares registered on that registration statement on Form S-8 filed with the SEC on April 15, 2024 (File No. 333-278684); and (e) 1,100,000 shares registered on that registration statement on Form S-8 filed July 19, 2024 (File No. 333-280917) (collectively, the “Prior Registration Statements”). The Shares consist of (i) an additional 414,236 Shares that have or will become reserved for issuance pursuant to Section 6(a) (the “evergreen” provision) of the 2020 Plan, which provides for an automatic annual increase in the number of shares of Class A common stock available for issuance under the 2020 Plan, and (ii) 253,104 Shares that have become available for issuance under the 2020 Plan as a result of expiration, cancelation, forfeiture or termination, which were previously registered on the Prior Registration Statements. Other than the 414,236 Shares that have become available for issuance pursuant to the “evergreen” provision of the 2020 Plan, the Shares registered by this Registration Statement do not represent an increase in the number of shares previously reserved for issuance under the 2020 Plan.

This Registration Statement relates to securities of the same class as to which the Prior Registration Statements relate and hereby incorporates by reference the contents of the Prior Registration Statements, except to the extent amended or superseded by the information set forth herein, or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2025, filed with the SEC on April 14, 2025; and

(b)

The description of the Registrant’s Class A common stock contained in the Registration Statement on Form 8-A (File No. 001-38960) filed June 26, 2019, pursuant to Section 12(b) of the Exchange Act, as updated by the description of the Registrant’s Class A common stock in the Description of Securities filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement, including any information furnished pursuant to Item 2.02 or Item 7.01 (or related exhibits) of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Index

Exhibit Number	Description
4.1

Second Amended and Restated Certificate of Incorporation of Skillsoft Corp., as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on April 15, 2024).

4.2

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Skillsoft Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 24, 2023).

4.3

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Skillsoft Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 29, 2023).

4.4	Second Amended and Restated Bylaws of Skillsoft Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 17, 2021).
4.5	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on April 14, 2023).
5.1*	Opinion of Arnold & Porter Kaye Scholer LLP.
10.1	Skillsoft Corp. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-257718) filed by the Registrant on July 6, 2021).
10.2	First Amendment to Skillsoft Corp. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 19, 2024).
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Arnold & Porter Kaye Scholer LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included in signature pages of this Registration Statement)
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nashua, New Hampshire, on this 14th day of April, 2025.

SKILLSOFT CORP.

By:	/s/ Richard Walker
Richard Walker, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Martin and Richard Walker, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Skillsoft Corp., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald W. Hovsepian	Chief Executive Officer and Director	April 14, 2025
Ronald W. Hovsepian	(Principal Executive Officer)

/s/ Richard Walker	Chief Financial Officer	April 14, 2025
Richard Walker	(Principal Financial Officer)

/s/ Jose Torres	Chief Accounting Officer	April 14, 2025
Jose Torres	(Principal Accounting Officer)

/s/ Fahd Beg	Director	April 14, 2025
Fahd Beg

/s/ Helena B. Foulkes	Director	April 14, 2025
Helena B. Foulkes

/s/ Jim Frankola	Director	April 14, 2025
Jim Frankola

/s/ Michael S. Klein	Director	April 14, 2025
Michael S. Klein

/s/ Karen G. Mills	Director	April 14, 2025
Karen G. Mills

/s/ Paul Peake	Director	April 14, 2025
Paul Peake

/s/ Peter Schmitt	Director	April 14, 2025
Peter Schmitt

/s/ Lawrence H. Summers	Director	April 14, 2025
Lawrence H. Summers